QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.7

UNIT CERTIFICATE

CUSIP NO.:	Units

VITACUBE SYSTEMS HOLDINGS, INC.
ORGANIZED UNDER THE LAWS OF THE STATE OF NEVADA
EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK,
$.001 PAR VALUE, ONE CLASS A PUBLIC WARRANT TO PURCHASE ONE SHARE OF
COMMON STOCK AND ONE CLASS B PUBLIC WARRANT TO PURCHASE ONE
SHARE OF COMMON STOCK

        THIS CERTIFIES THAT                        or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of two shares of common stock, $.001 par value (the "Common Stock"), of Vitacube Systems Holdings, Inc. (the "Company"), one Class A public warrant to purchase one share of Common Stock (the "Class A Warrant") and one Class B public warrant to purchase one share of Common Stock (the "Class B Warrant"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate cannot be traded separately. Each Unit will automatically separate into two shares of Common Stock and one Class A Warrant and one Class B Warrant as of the close of business on                        , 2005 [45 days after the consummation of the public offering of the Units] or such earlier date as shall be determined by The Shemano Group, Inc. (the "Separation Time"). The Common Stock and the Class A and Class B Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the principal exchange on which the Company's Common Stock trades is open for trading. The Class A and Class B Warrants comprising part of the Units are issued under and pursuant to a certain Public Warrant Agreement dated as of                        , 2004 (the "Warrant Agent Agreement"), among the Company, Corporate Stock Transfer, Inc., as Transfer Agent (the "Transfer Agent") and The Shemano Group, Inc., as the representative of the underwriters (the "Underwriter"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agent Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Class A and Class B Warrant evidenced hereby and to the exercise price of such Class A and Class B Warrant in certain events therein set forth.

        Copies of the Warrant Agent Agreement are available for inspection at the stock transfer office of the Transfer Agent or may be obtained upon written request addressed to the Company at 480 South Holly Street, Denver, Colorado 80246, Attention: Sanford D. Greenberg, Chairman & CEO.

        This Unit Certificate is not valid unless countersigned by the Transfer Agent of the Company.

        IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its duly authorized officers.

Dated:	VITACUBE SYSTEMS HOLDINGS, INC.
	By:	Chief Executive Officer
Attest:
Secretary
Countersigned Corporate Stock Transfer, Inc. 3200 Cherry Creek Drive South, Suite 430 Denver, Colorado 80209
By:	Authorized Signature

VITACUBE SYSTEMS HOLDINGS, INC.

        THE REGISTERED HOLDER HEREBY IS ENTITLED, AT ANY TIME, TO EXCHANGE THE UNITS REPRESENTED BY THIS UNIT CERTIFICATE FOR COMMON STOCK CERTIFICATE(S) REPRESENTING TWO SHARES OF COMMON STOCK, FOR EACH UNIT REPRESENTED BY THIS UNIT CERTIFICATE, ONE CLASS A PULBIC WARRANT AND ONE CLASS B PUBLIC WARRANT CERTIFICATE, FOR EACH UNIT REPRESENTED BY THIS UNIT CERTIFICATE, UPON SURRENDER OF THIS UNIT CERTIFICATE TO THE TRANSFER AGENT AND REGISTRAR TOGETHER WITH ANY DOCUMENTATION REQUIRED BY SUCH AGENT.

        REFERENCE IS MADE TO THE WARRANT AGENT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGENT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGENT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, CORPORATE STOCK TRANSFER, INC.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with rights of survivorship and not as tenants in common
COM PROP	as community property
UNIF GIFT MIN ACT	as custodian under Uniform Gifts to Minors Act
UNIF TRF MIN ACT	as custodian under Uniform Transfers to Minors Act

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)

        FOR VALUE RECEIVED, the undersigned Registered Holder (            )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints                        attorney to transfer this Unit Certificate on the books of Vitacube Systems Holdings, Inc. with the full power of substitution in the premises.

Dated:
Signature:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)
Signatures Guaranteed:

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

QuickLinks

UNIT CERTIFICATE
VITACUBE SYSTEMS HOLDINGS, INC.
FORM OF ASSIGNMENT (TO BE SIGNED ONLY UPON ASSIGNMENT)